UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 15, 2014

PARAMOUNT GOLD AND SILVER CORP.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33630	20-3690109
(Commission File Number)	(IRS Employer Identification No.)

665 Anderson Street
Winnemucca, Nevada
89445
(Address of Principal Executive Offices)

(775) 625-3600
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On December 16, 2014, Paramount Gold and Silver Corp. (“Paramount”), Paramount Nevada Gold Corp., a wholly-owned subsidiary of Paramount (“SpinCo”), Coeur Mining, Inc. (“Coeur”) and Hollywood Merger Sub, Inc. (“Merger Sub”), a wholly-owned subsidiary of Coeur, entered into an Agreement and Plan of Merger (the “Merger Agreement”), providing for the acquisition of Paramount by Coeur and, prior to such acquisition, the spin-off of Paramount’s mining assets in Nevada to Paramount’s stockholders.  Specifically, (1) Merger Sub will merge with and into Paramount, with Paramount surviving as a wholly-owned subsidiary of Coeur (the “Merger”), and (2) immediately prior to the Merger, Paramount will dividend to its stockholders all of the shares that it then holds in SpinCo (the “Spin-Off”).  At the time of the Spin-Off, SpinCo will hold Paramount’s mining assets in Nevada.

Spin-Off

The Merger Agreement provides that, prior to the Spin-Off, (1) Coeur will make a loan to Paramount in the principal amount of $8,530,000 and Paramount will contribute all of the proceeds of such loan to SpinCo as an equity contribution, and (2) SpinCo will issue to Coeur, in exchange for a cash payment by Coeur in the amount of $1,470,000, newly issued shares of SpinCo common stock amounting to 4.9% of the outstanding SpinCo common stock after issuance.  Paramount and SpinCo will then enter into a separation agreement, and Paramount will effect the Spin-Off by paying a dividend to Paramount’s stockholders on a pro rata basis all of the shares of SpinCo common stock then held by Paramount.  After effectuating the Spin-Off, Paramount’s stockholders will own approximately 95.1% of SpinCo, which will be a standalone, publicly traded company, and Coeur will own the remaining 4.9%.

Merger

Immediately following the completion of the Spin-Off, the parties will consummate the Merger, pursuant to which each issued and outstanding share of Paramount’s common stock will be converted into the right to receive 0.2016 shares of common stock of Coeur.  After giving effect to the Merger, it is projected that Paramount’s stockholders will also own approximately 24% of Coeur’s common stock, while existing stockholders of Coeur will continue to own the remaining 76%.  No fractional shares of Coeur’s common stock will be issued in the Merger, and Paramount’s stockholders will receive cash in lieu of any such fractional shares.

The Merger Agreement was unanimously approved by the board of directors of all parties.

The consummation of the Merger is subject to customary closing conditions, including, among others:  (i) the approval by Paramount’s stockholders of the Merger, (ii) the approval by Coeur’s stockholders of the issuance of Coeur’s common stock to Paramount’s stockholders, (iii) Mexican antitrust clearance, (iv) the absence of legal restraints preventing consummation of the Merger, (v) the approval for listing by the NYSE of Coeur’s common stock issuable to Paramount’s stockholders, (vi) the effectiveness of certain filings with the Securities and Exchange Commission, (vii) the consummation of the Spin-Off, (viii) the absence of a material adverse effect on either Coeur or Paramount, and (ix) receipt of opinions from legal counsel regarding the tax treatment of the Merger.

The Merger Agreement contains customary representations, warranties and covenants.  Certain covenants require that each of the parties:  (i) to use reasonable best efforts to cause the Merger to be consummated, including with regard to obtaining all governmental and regulatory approvals, and (ii) to call and hold a special stockholders’ meeting and, in the case of Paramount, recommend approval of the Merger, and, in the case of Coeur, recommend approval of the issuance of Coeur’s common stock.  In addition, Paramount has agreed not to solicit alternative transaction proposals.

The Merger Agreement contains certain termination rights and provides that (i) upon the termination of the Merger Agreement under specified circumstances, including a change in the recommendation of the Paramount’s board of directors, Paramount will owe Coeur a cash breakup fee of $5 million, and (ii) upon the termination of the Merger Agreement under some other specified circumstances, including a change in the recommendation of the Coeur’s board of directors, Coeur will owe Paramount cash liquidated damages of $5 million.  In addition, Coeur or Paramount may be entitled to receive an expense reimbursement of up to $1.5 million by the other party under certain circumstances.

The foregoing description of the Merger Agreement is not a complete description of all of the parties’ rights and obligations under the Merger Agreement.  The above description is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Coeur or Paramount or any of their respective affiliates or businesses.  The representations, warranties, covenants and agreements contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.  The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Coeur or Paramount or any of their respective affiliates or businesses.

Royalty Agreement

On December 16, 2014, Paramount, Paramount Gold de Mexico S.A. de C.V., Minera Gama S.A. de C.V., and Coeur Mexicana S.A. de C.V entered into a royalty agreement (the “Royalty Agreement”) whereby Couer Mexicana was granted a royalty right for a 0.7% net smelter returns royalty in respect of the San Miguel Project in consideration for paying $5,250,000 to Paramount and Paramount Gold de Mexico.

The foregoing description of the Royalty Agreement is not a complete description of all of the parties’ rights and obligations under the Royalty Agreement.  The above description is qualified in its entirety by reference to the Royalty Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Effective December 15, 2014 the board of directors of Paramount approved an amendment of Paramount’s bylaws. The amendment added a new Article 7 that specifies that the sole and exclusive forum for certain actions involving Paramount shall be the Delaware Court of Chancery, unless Paramount consents in writing to the selection of an alternate forum.

Item 8.01	Other Events.

On December 17, 2014, Paramount issued a press release announcing the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 The foregoing description is qualified in its entirety by reference to the text of such press release.

Cautionary Statement Regarding Forward-Looking Statements

This communication and related documents may include "forward-looking statements" including, but not limited to, statements related to the anticipated benefits of (and timing of the transactions contemplated by) the Merger Agreement, the Spin-Off transaction, and the royalty transaction. Forward-looking statements are statements that are not historical fact and are subject to a variety of risks and uncertainties which could cause actual events to differ materially from those reflected in the forward-looking statements including fluctuations in the price of gold, inability to complete drill programs on time and on budget, and future financing ability. Paramount’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and other applicable securities laws. Words such as "believes," "plans," "anticipates," "expects," "estimates" and similar expressions should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, but not limited to: uncertainties involving interpretation of drilling results, environmental matters, lack of ability to obtain required permitting, equipment breakdown or disruptions, and the other factors described in Paramount’s Annual Report on Form 10-K for the year ended June 30, 2014 and its most recent quarterly reports filed with the SEC.

Except as required by applicable law, Paramount disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Additional Information and Where to Find It

The proposed transaction will be submitted to Paramount’s stockholders for their consideration. In connection with the proposed transaction, Coeur will file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Coeur and Paramount that will also constitute a prospectus of Coeur. In addition, SpinCo, a subsidiary of Paramount, intends to file a registration statement on Form S-1 that will constitute a prospectus of SpinCo. Investors and security holders are urged to read the joint proxy statement and registration statements/prospectuses and any other relevant documents filed with the SEC when they become available, because they will contain important information.  Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents (when available) that Coeur and Paramount file with the SEC at the SEC’s website at www.sec.gov. In addition, these documents may be obtained from Coeur free of charge by directing a request to investors@coeur.com, or from Paramount free of charge by directing a request to ctheo@paramountgold.com.

Participants in Solicitation

Paramount, Coeur, and certain of their respective directors and executive officers may be deemed to be participants in the proposed transaction under the rules of the SEC. Investors and security holders may obtain information regarding the names, affiliations and interests of Coeur’s directors and executive officers in Paramount’s Annual Report on Form 10-K for the year ended June 30, 2014, which was filed with the SEC on September 9, 2014, and its definitive proxy statement for its 2014 Annual Meeting, which was filed with the SEC on October 24, 2014. Information regarding the names, affiliations and interests of Coeur’s directors and executive officers may be found in Coeur’s Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on February 26, 2014, and its proxy statement for its 2014 Annual Meeting, which was filed with the SEC on March 31, 2014. These documents can be obtained free of charge from the sources listed above. Additional information regarding the interests of these individuals will also be included in the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.

Item 9.01.	Financial Statements and Exhibits.

(d)	List of Exhibits

Exhibit No.	Description
Exhibit 2.1	Agreement and Plan of Merger, dated as of December 16, 2014, among Paramount Gold and Silver Corp., Paramount Nevada Gold Corp., Coeur Mining, Inc., and Hollywood Merger Sub, Inc.
Exhibit 3.1	Amendment No.1 to Restated Bylaws of Paramount Gold and Siver Corp., effective as of December 15, 2014.
Exhibit 10.1	Royalty Agreement, dated as of December 16, 2014, among Paramount, Paramount Gold de Mexico S.A. de C.V., Minera Gama S.A. de C.V., and Coeur Mexicana S.A. de C.V.
Exhibit 99.1	Press Release dated December 17, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT GOLD AND SILVER CORP.

Date: December 18, 2014	By:	/s/ Christopher Crupi
	Name:	Christopher Crupi
	Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
Exhibit 2.1	Agreement and Plan of Merger, dated as of December 16, 2014, among Paramount Gold and Silver Corp., Paramount Nevada Gold Corp., Coeur Mining, Inc., and Hollywood Merger Sub, Inc.
Exhibit 3.1	Amendment No.1 to Restated Bylaws of Paramount Gold and Siver Corp., effective as of December 15, 2014.
Exhibit 10.1	Royalty Agreement, dated as of December 16, 2014, among Paramount, Paramount Gold de Mexico S.A. de C.V., Minera Gama S.A. de C.V., and Coeur Mexicana S.A. de C.V.
Exhibit 99.1	Press Release dated December 17, 2014.